Exhibit 10.26
JOINDER AGREEMENT
JOINDER AGREEMENT dated as of January 1, 2005 (this “Agreement”), between SPTC Delaware, LLC, a Delaware limited liability company (the “Licensor”), Sotheby’s Holdings, Inc., a Michigan Corporation (“Holdings”), and Sotheby’s, an unlimited company registered in England (“Sotheby’s (UK)”), on the one hand, and Cendant Corporation, a Delaware corporation (“Parent”) and Sotheby’s International Realty Licensee Corporation, a Delaware corporation (“Licensee”), on the other hand. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to such terms in the License Agreement (as defined below).
WITNESSETH:
WHEREAS, Holdings and Licensor (as assignee of SPTC, Inc.), on the one hand, and Parent and Licensee, on the other hand, are parties to a License Agreement dated as of February 17, 2004 (the “License Agreement”);
WHEREAS, on December 15, 2004, pursuant to the letter set forth as Exhibit 1 hereto (the “Option Exercise Letter”), Licensee notified Licensor of Licensee’s desire to exercise its rights, pursuant to the terms and subject to the conditions of Article XVIII of the License Agreement, to license the Licensed Marks for use in the countries listed on Schedule A to the Option Exercise Letter (the “Option Countries”) solely for the offer and sale of Authorized Services in the Option Countries on the terms provided in the License Agreement;
WHEREAS, on or about July 15, 2004, the international registrations of the SIR Mark with respect to the Option Countries in which the SIR Mark has been registered (the “Option Country Registrations”) were owned by Sotheby’s International Realty GmbH (“SIR GmbH”), and all of SIR GmbH’s right, title, and interest in and to the SIR Mark and the Option Country Registrations, along with the goodwill of the business symbolized by the SIR Mark and Option Country Registrations, was transferred and assigned by SIR GmbH to Sotheby’s (UK); and
WHEREAS, as more fully set forth in this Agreement, the parties desire to grant the license in the Option Countries as contemplated by Section 18.6 of the License Agreement and to satisfy the parties’ obligations under Section 18.3(e) of the License Agreement.
In consideration of the respective representations, warranties and covenants set forth herein and in the License Agreement and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
I. Addition of Option Countries and Amendment of Schedule C:
The Option Countries are hereby added to the Territory, and Schedule C of the License Agreement is hereby amended to add the names of all such Option Countries.
II. Application of the terms of use of the License Agreement
The parties acknowledge and agree that the terms and conditions of the License Agreement with respect to Licensee’s use of the Licensed Marks, including the terms and conditions with respect to the quality control matters, shall apply to Licensee’s use of the Licensed Marks in the Option Countries. For the avoidance of doubt, the parties acknowledge that the foregoing shall not be deemed to amend, modify or affect those terms and conditions of the License Agreement that expressly do not apply to the Option Countries.
III. Agreement of Sotheby’s (UK) to be bound; Eligible SPV

Sotheby’s (UK) hereby agrees to be bound by the terms and conditions of the License Agreement as a Licensor with respect to the Option Countries. In accordance with the provisions of the License Agreement, subject to clauses (i) through (iv) of Section 18.3(e) thereof, Holdings and Sotheby’s (UK) hereby agree to establish an Eligible SPV in accordance with Section 18.3 of the License Agreement, cause such Eligible SPV to be the holder of the Option Country Registrations or to file a registration or registrations for the Licensed Marks in the Option Countries pursuant to the terms and subject to the conditions of the License Agreement, and upon a transfer of the Option Country Registrations or the grant of a registration or registrations for the Option Countries, cause such Eligible SPV to be bound by the terms and conditions of the License Agreement as Licensor, whereupon Sotheby’s (UK) shall no longer be deemed a party to the License Agreement as Licensor with respect to the Option Countries.
IV. Representations and Warranties

(a)	Holdings, Licensor and Sotheby’s (UK) jointly and severally represent and warrant to Parent and Licensee as follows as of the date of this Agreement:
(i)
Authority, Validity. Each of Holdings, Licensor and Sotheby’s (UK) is a corporation (or in the case of Licensor, a limited liability company) validly existing and in good standing under the laws of its state or jurisdiction of organization. Each of Holdings, Licensor and Sotheby’s (UK) has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by Holdings, Licensor and Sotheby’s (UK) and the consummation by Holdings, Licensor and Sotheby’s (UK) of the transactions contemplated hereunder, have been or will be duly and validly authorized by Holdings, Licensor and Sotheby’s (UK), and no other corporate or limited liability company proceedings on the part of Holdings, Licensor and Sotheby’s (UK) are necessary to authorize this Agreement or for the consummation of the transactions contemplated hereunder. This Agreement has been duly executed and delivered by Holdings, Licensor and Sotheby’s (UK), and, assuming due execution and delivery by Parent and licensee, constitutes a valid and binding obligation of Holdings, Licensor and Sotheby’s (UK) enforceable against each in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii)
Licensed Marks in the Option Countries. Sotheby’s (UK) is the sole and exclusive owner of the Option Country Registrations. To the knowledge of Holdings, Licensor and Sotheby’s (UK), the use of the SIR Mark by Licensee for the offer and sale of Authorized Brokerage Services with respect to the Option Countries will not infringe on the intellectual property rights of any third party. The Option Country Registrations are the sole registrations as of the date hereof of the Licensed Marks with respect to the Option Countries and to the knowledge of Holdings, Licensor and Sotheby’s (UK), such registrations are valid and subsisting and in full force and effect as of the date hereof. There is no material Litigation pending or, to the knowledge of Licensor and Sotheby’s (UK), threatened, and neither Licensor nor Sotheby’s (UK) has received or sent any written notice of a claim or suit, (x) alleging that the SIR Mark infringes upon or otherwise violates any intellectual property rights of any third party in the Option Countries or (y) challenging the ownership, use, validity or enforceability of, or application or registration for, the SIR Mark with respect to the Option Countries. Sotheby’s (UK) has the full power to license the SIR Mark in the Option Countries for use in connection with the Authorized Brokerage Services pursuant to the terms and conditions of the License Agreement.

	(iii)	No Conflict; Government Consents.
(1)
Neither the execution, delivery or performance by Holdings, Licensor or Sotheby’s (UK) of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Holdings, Licensor and Sotheby’s (UK) with any of the provisions hereof or of the License Agreement with respect to the licensing of the Licensed Marks in the Option Countries will (x) violate any provision of any Organizational Document of Holdings, Licensor or Sotheby’s (UK); (y) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, could reasonably be expected to constitute a default) under, result in the termination of, result in a right of termination of, any material contractual obligation of Holdings, Licensor or Sotheby’s (UK) (other than such consents as have already been obtained); or (z) violate any material Law of the United States applicable to Holdings or Licensor.

		(2)	No material consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by Licensor in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby that has not been obtained or made.
(b)	Parent and Licensee jointly and severally represent and warrant to Holdings, Licensor and Sotheby’s (UK) as follows as of the date of this Agreement:

(i)
Authority, Validity. Each of Parent and Licensee is a corporation validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and Licensee has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by Parent and Licensee and the consummation by Parent and Licensee of the transactions contemplated hereunder, have been duly and validly authorized by Parent and Licensee, and no other corporate proceedings on the part of Parent or Licensee are necessary to authorize this Agreement or for the consummation of the transactions contemplated hereunder. This Agreement has been duly executed and delivered by Parent and Licensee, and, assuming due execution and delivery by Holdings, Licensor and Sotheby’s (UK), constitutes a valid and binding obligation of Parent and Licensee enforceable against Parent and Licensee in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

	(ii)	No Conflict; Government Consents.
(1)
Neither the execution, delivery or performance by Parent or Licensee of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Parent and Licensee with any of the provisions hereof or of the License Agreement with respect to the licensing of the Licensed Marks in the Option Countries will (x) violate any provision of any Organizational Document of Parent or Licensee; (y) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, could reasonably be expected to constitute a default) under, result in the termination of, result in a right of termination of, any material contractual obligation of Parent or Licensee (other than such consents as have already been obtained); or (z) violate any material Law of the United States applicable to Parent or Licensee.

		(2)	No material consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by Parent or Licensee in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby that has not been obtained or made.
(c)	The representations and warranties contained in this Section IV shall survive for a period of two years beginning on the date of this Agreement. Breaches of such representations and warranties shall be indemnifiable by the parties consistent with the terms of Sections 13.1 and 13.2 of the License Agreement (it being understood that any breach of such representations shall be deemed a breach of the License Agreement for purposes of Sections 13.1(i) and 13.2(i) of the License Agreement), subject to the limitation provisions of Section 13.3 of the License Agreement (it being understood that indemnifiable Damages suffered by the parties for purposes of such Section 13.3 shall include any Damages suffered in connection with a breach of the representations and warranties contained herein). The procedures set forth in Section 13.5 of the License Agreement shall apply to any indemnification claim asserted by the parties in connection herewith.

V. Covered Revenue
The parties acknowledge and agree that Fees shall be payable with respect to Covered Revenue Earned by the Licensee Group from the performance of Authorized Brokerage Services in the Option Countries pursuant to the terms and subject to the conditions contained in Article V of the License Agreement.
VI. Miscellaneous
(a) Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OR RULES OF CONFLICTS OF LAW THAT WOULD CAUSE THE APPLICATION OF ANOTHER LAW. EACH PARTY HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 20.2 OF THE LICENSE AGREEMENT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.
(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
(c) Headings. The headings herein are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.
(d) Amendment; Waiver. Any provision of this Agreement may be amended, supplemented, modified or waived if, and only if, such amendment, supplement, modification or waiver is in writing and signed, in the case of an amendment, supplement or modification, by Licensee and Licensor or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(e) License Agreement. This Agreement shall operate as a supplement, amendment and addendum to the License Agreement. Except as expressly provided herein, the License Agreement (including Sections 10.1 and 18.3(b) thereof) is not amended, modified or affected by this Agreement, and the License Agreement and the rights and obligations of the parties hereto thereunder are hereby ratified and confirmed by the parties hereto in all respects.
(f) Expenses. Except as otherwise provided in the License Agreement, the parties shall bear their own fees and expenses incident to this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SPTC DELAWARE, LLC

By:	/s/ William S. Sheridan
Name:	William S. Sheridan
Title:	Vice President and Treasurer

SOTHEBY’S HOLDINGS, INC.

By:	/s/ William S. Sheridan
Name:	William S Sheridan
Title:	Executive Vice President and
Chief Financial Officer

SOTHEBY’S

By:	/s/ Thomas Christopherson
Name:	Thomas Christopherson
Title:	Senior Director and
European General Counsel

CENDANT CORPORATION

By:	/s/ Steve Tanner
Name:	Steve Tanner
Title:	Vice President

SOTHEBY’S INTERNATIONAL REALTY LICENSEE CORPORATION

By:	/s/ Kim Vukanovich
Name:	Kim Vukanovich
Title:	Vice President

EXHIBIT 1
December 15, 2004
Don Pillsbury, Esq.
SPTC, Inc.
c/o Sotheby’s Holdings, Inc.
1334 York Avenue
New York, New York 10021
RE: License Agreement – Partial Exercise of Option
Dear Don:
Reference is made to that certain Trademark License Agreement of February 17, 2004 among SPTC Delaware, LLC (as assignee of SPTC, Inc.) (“Licensor”), Sotheby’s Holdings, Inc., Sotheby’s International Licensee Corporation (f/k/a Monticello Licensee Corporation and referred to herein as “Licensee”) and Cendant Corporation (the “License Agreement”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the License Agreement.
Licensee hereby exercises the Option described in Section 18.1 of the License Agreement at this time for the 236 countries/territories on the List of Option Countries attached hereto as Schedule A (the “Option Countries”). Licensee wishes to exercise the Option (i) to expand the Option Territory covered by the license to the Option Countries (as described under clause (i) of Section 18.1) and (ii) subject to the third paragraph of this letter, to acquire all existing broker affiliate agreements for the Option Countries (the “Affiliation Agreements”) (as described under clause (ii) of Section 18.1). By virtue of the exercise of the Option hereunder, Licensee does not wish to complete a Foreign Operations Sale with respect to any owned brokerage operations of Licensor and its affiliates in the Option Countries.
Licensee’s desire to acquire, and the consummation of the transfer to Licensee and its affiliates of, the Affiliation Agreements is conditioned on the following (in addition to any other conditions or other requirements set forth in the License Agreement, including the effectiveness of the license and the execution of applicable documentation: (1) the agreement of Sotheby’s Holdings, Inc. and its affiliates to provide to Licensee and its affiliates, and any subsequent assignee of the Affiliation Agreements (including as described in clause (2)) and its affiliates, certain rights with respect to access to marketing materials and records in connection with the Affiliation Agreements reasonably necessary for Licensee and its affiliates, or any subsequent assignee and its affiliates, to fully perform the obligations heretofore performed by Sotheby’s Holdings, Inc. and its affiliates under the Affiliation Agreements, and (2) the substantially simultaneous transfer of all rights and obligations under the Affiliation Agreements from Licensee and its affiliates to, and the assumption of liabilities thereunder by, a third party assignee selected in Licensee’s sole discretion.
We would like to formalize the effectiveness of the license and consummation of the transfer of the Affiliation Agreements promptly (pursuant to Sections 18.3(e) and (f) of the License Agreement). Following execution of such documentation, pursuant to the terms of the License Agreement, we would ask that the registrations for the Licensed Marks for the Option Countries be transferred to an Eligible SPV.
With respect to the obligation of Licensor under Subsection 18.3 (d) of the License Agreement to file (at Licensee’s expense) trademark applications in each of the selected Option Countries, we request that you initiate such trademark applications at this time only for those 57 countries highlighted in bold and asterisked on Schedule A. We will notify you in writing at such time as we would like applications filed regarding the other countries for which we have exercised our Option.
In connection with Cendant’s exercise of the Option and as required by subsection 18.3(a) of the License Agreement, I have enclosed herewith a check in the amount of $236.00.
Please feel free to call me at 973-496-5380 if you have any questions about the foregoing.
Sincerely,

/s/ C. Patterson Cardwell, IV
C. Patterson Cardwell, IV
Senior Vice President
Real Estate Legal Department
Enclosure

cc:	Bill Sheridan (via fax: 212-606-7574 and overnight courier: Sotheby’s
Holdings, Inc., 1334 York Avenue, New York, New York 10021)
Drew Napurano
Javier Parraga
Mitch Lewis

bcc:	Steve Tanner
Fran Santangelo
Jeff Fox (via fax: 917-777-2537)

SCHEDULE A
List of Option Countries

1.	Afghanistan

2.	Albania

3.	Algeria

4.	American Samoa

5.	Andorra

6.	Angola

7.	Anguilla*

8.	Antarctica

9.	Antigua and Barbuda*

10.	Argentina

11.	Armenia

12.	Aruba*

13.	Austria

14.	Azerbaijan

15.	Bahrain*

16.	Baker Island

17.	Bangladesh

18.	Belarus

19.	Belgium

20.	Belize*

21.	Benin

22.	Bermuda*

23.	Bhutan

24.	Bolivia*

25.	Bosnia and Herzegovina

26.	Botswana

27.	Bouvet Island

28.	Brazil

29.	British Indian Ocean Territory

30.	British Virgin Islands*

31.	Brunei*

32.	Bulgaria*

33.	Burkina Faso

34.	Burundi

35.	Cambodia

36.	Cameroon

37.	Cape Verde

38.	Cayman Islands*

39.	Central African Republic

40.	Chad

41.	Chile*

42.	China*

43.	Christmas Island

44.	Cocos (Keeling) Islands

45.	Colombia*

46.	Comoros

47.	Congo, Democratic Republic of the/formerly Zaire

48.	Congo, Republic of the

49.	Cook Islands

50.	Costa Rica*

51.	Cote d’Ivoire

52.	Croatia

53.	Cuba*

54.	Cyprus

55.	Czech Republic

56.	Denmark

57.	Djibouti

58.	Dominica

59.	Dominican Republic*

60.	East Timor

61.	Ecuador*

62.	Egypt*

63.	El Salvador*

64.	Equatorial Guinea

65.	Eritrea

66.	Estonia

67.	Ethiopia

68.	Falkland Islands (Islas Malvinas)

69.	Faroe Islands

70.	Fiji*

71.	Finland

72.	French Guiana*

73.	French Polynesia (includes Clipperton Island)

74.	Gabon

75.	Gambia, The

76.	Gaza Strip

77.	Georgia

78.	Ghana

79.	Gibraltar

80.	Greece

81.	Greenland

82.	Grenada*

83.	Guadeloupe*

84.	Guam*

85.	Guatemala*

86.	Guinea

87.	Guinea-Bissau

88.	Guyana

89.	Haiti*

90.	Heard Island and McDonald Islands

91.	Holy See (Vatican City)

92.	Honduras*

93.	Hong Kong

94.	Howland Island

95.	Hungary

96.	Iceland

97.	India*

98.	Indonesia

99.	Iran

100.	Iraq

101.	Ireland

102.	Italy

103.	Jamaica*

104.	Japan*

105.	Jarvis Island

106.	Johnston Atoll

107.	Jordan*

108.	Kazakhstan

109.	Kenya

110.	Kingman Reef

111.	Kiribati

112.	Korea, North

113.	Korea, South

114.	Kuwait*

115.	Kyrgyzstan

116.	Laos

117.	Latvia

118.	Lebanon*

119.	Lesotho

120.	Liberia

121.	Libya

122.	Liechtenstein

123.	Lithuania

124.	Luxembourg

125.	Macau*

126.	Macedonia, The Republic of

127.	Madagascar

128.	Malawi

129.	Malaysia

130.	Maldives

131.	Mali

132.	Malta

133.	Marshall Islands

134.	Martinique*

135.	Mauritania

136.	Mauritius

137.	Mayotte

138.	Micronesia, Federated States of

139.	Midway Islands

140.	Miscellaneous (French) Indian Ocean Islands (includes Bassas da India, Europe Island, Glorioso Islands, Juan de Nova Island, Tromelin Island)

141.	Moldova

142.	Mongolia

143.	Montserrat*

144.	Morocco*

145.	Mozambique

146.	Myanmar (formerly Burma)*

147.	Namibia

148.	Nauru

149.	Navassa Island

150.	Nepal

151.	Netherlands

152.	Netherlands Antilles*

153.	New Caledonia

154.	Nicaragua*

155.	Niger

156.	Nigeria

157.	Niue

158.	Norfolk Island

159.	Northern Mariana Islands

160.	Norway

161.	Oman

162.	Pakistan

163.	Palau

164.	Palmyra Atoll

165.	Panama*

166.	Papua New Guinea*

167.	Paracel Islands

168.	Paraguay

169.	Peru*

170.	Philippines

171.	Pitcairn Islands

172.	Poland

173.	Portugal

174.	Puerto Rico*

175.	Qatar*

176.	Reunion

177.	Romania*

178.	Russia*

179.	Rwanda

180.	Saint Helena

181.	Saint Kitts and Nevis*

182.	Saint Lucia*

183.	Saint Pierre and Miquelon

184.	Saint Vincent and the Grenadines*

185.	Samoa

186.	San Marino

187.	Sao Tome and Principe

188.	Saudi Arabia*

189.	Senegal

190.	Serbia and Montenegro

191.	Seychelles

192.	Sierra Leone

193.	Singapore

194.	Slovakia

195.	Slovenia

196.	Solomon Islands

197.	Somalia

198.	South Africa

199.	South Georgia and the Islands

200.	Spain

201.	Spratly Islands

202.	Sri Lanka

203.	Sudan

204.	Suriname

205.	Svalbard (includes Jan Mayen)

206.	Swaziland

207.	Sweden

208.	Switzerland

209.	Syria

210.	Taiwan*

211.	Tajikistan

212.	Tanzania

213.	Thailand

214.	Togo

215.	Tokelau

216.	Tonga

217.	Trinidad and Tobago*

218.	Tunisia

219.	Turkey*

220.	Turkmenistan

221.	Tuvalu

222.	Uganda

223.	Ukraine

224.	United Arab Emirates*

225.	Uruguay*

226.	Uzbekistan

227.	Vanuatu

228.	Venezuela

229.	Vietnam

230.	Wake Island

231.	Wallis and Futuna

232.	West Bank

233.	Western Sahara

234.	Yemen

235.	Zambia

236.	Zimbabwe
Source: Central Intelligence Agency - The World Factbook 2003